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MetLife
200 Park Avenue
New York, NY 10166

                                                               [LOGO OF METLIFE]

PETER GOULD
Assistant General Counsel
Law Department
T: 212-578-8265  F: 212-743-0680

May 11, 2017

Board of Directors
Metropolitan Life Insurance Company
200 Park Avenue
New York, NY 10166

Re:   Opinion of Counsel
      Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 Metropolitan Life Insurance Company
      File No. 333-215132
      Registered Fixed Account Annuity

Ladies and Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to Metropolitan Life Insurance Company. This opinion is furnished in connection with the proposed offering of a certain fixed annuity contract (the "Contract") issued by Metropolitan Life Insurance Company (the "Company") under Pre-Effective Amendment No. 1 to Registration Statement File No. 333-215132 on Form S-3 filed on May 11, 2017 (the "Registration Statement") and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below. I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue annuity contracts by the New York Department of Financial Services.

2. The Contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the "Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Peter Gould
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Peter Gould
Assistant General Counsel